UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2016

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 26, 2016, Trustmark Corporation and its subsidiary, Trustmark National Bank (collectively, “Trustmark”), announced that R. Michael Summerford has been elected to succeed Daniel A. Grafton as Chairman of the Board of Directors of Trustmark effective January 1, 2017.

Mr. Summerford succeeds Daniel A. Grafton, who plans to retire from Trustmark’s Boards of Directors at the 2017 Annual Shareholders’ Meeting.  Mr. Grafton, who retired in 2007 as President of L-3 Communications Vertex Aerospace, a leading aviation and aerospace services provider, has been affiliated with Trustmark since 2006 and has served as its Chairman since 2011.  “Under Dan’s guidance and leadership as Chairman, Trustmark has experienced significant growth and expanded into new markets, well-positioning us for continued success.  We greatly appreciate Dan’s many contributions to Trustmark,” said Gerard R. Host, President and Chief Executive Officer of Trustmark.

Mr. Summerford has been a member of Trustmark’s Board of Directors since 2005.  Prior to his retirement in 2002, Mr. Summerford was President and Chief Operating Officer of ChemFirst, Inc., a publicly traded manufacturer of electronic and specialty chemicals, which was sold to DuPont in 2002.  Previously, he had served as Chief Financial Officer of ChemFirst as well as Controller of the Cotton Division of Cook Industries, Inc., an agricultural commodity merchandiser.  Mr. Summerford also served as Senior Auditor with Peat, Marwick, Mitchell & Co./KPMG.  As an independent Director, Mr. Summerford is currently serving as Chairman of Trustmark’s Audit and Finance Committee and is also a member of the Executive, Human Resources and Nominating Committees.

“We are fortunate to have Mike serve in this leadership position on our Board,” said Host.  “He is well-known and respected in the community and has a firm commitment to upholding the interests of Trustmark and our shareholders.  Mike will do an exemplary job in guiding our Board as we continue to build our diverse financial services franchise.”

Michael Summerford commented, “I look forward to the opportunity to serve as Chairman of Trustmark and continuing to work with our Board to lead a strong regional banking organization committed to providing value for its customers, shareholders, communities and associates.  Trustmark is well-positioned for continued success, thanks in part to Dan Grafton’s solid leadership and wise counsel as Chairman.”

Daniel Grafton commented, “My time with Trustmark has been both professionally satisfying and stimulating.  The Board and bank leadership are highly engaged and among the best in the business, which gives me great confidence in the future success of Trustmark.   The election of Mike Summerford as Chairman is the right person for the right time.  I have served with Mike for the last ten years and found him to be an extremely bright, hardworking professional with excellent leadership acumen.  The Host/Summerford team ensures continuity of leadership that benefits our communities, associates, customers and shareholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	July 26, 2016